Exhibit 99.1

      Esterline Lowers Expectations with Third Quarter Guidance;
        Wallop Accident, Program Delays and Export Issues Cited

    BELLEVUE, Wash.--(BUSINESS WIRE)--Aug. 2, 2006--Esterline Technologies (NYSE:ESL) (www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today announced that third quarter (ended July 28) earnings per share from continuing operations would likely be in the $.40 to $.45 range.
    Robert W. Cremin, Esterline's CEO, said, "...a number of factors are working together to dampen third quarter performance, including the recent accident at our Wallop operation affecting the Advanced Materials segment; program delays in our Sensors & Systems segment; and U.S./China export issues affecting our Avionics & Controls segment."
    Cremin said the company has completed a preliminary assessment of the impact of these and other events on near- and mid-term performance and concluded that "...it was prudent to reduce earnings expectations at this time." He said that "...currently there are too many variables surrounding the Wallop incident to fully gauge the impact of that event." He referred in particular to the timing of insurance recovery payments and the restart of full production at that facility. He did say, however, that despite the uncertainties, "...we currently estimate Esterline's fourth quarter earnings to be in the range of $.65 to $.70 per share."
    Looking to next year, Cremin said that he "...sees no quick resolution to the Wallop accident that would enable us to benefit from the near-term growth we expected at the time of the acquisition." (Esterline acquired Wallop in late March 2006). Similarly, he said the potential for avionics display sales to China will be deferred for the foreseeable future due to a recent change in U.S. State Department rulings. "These uncertainties," he said, "make forecasting particularly difficult, but we felt it best to provide investors with our view of FY07 earnings, currently in the range of $2.40 to $2.60 per share."
    Esterline will release full third quarter results following market close on Thursday, August 31, 2006, with a conference call to follow at 2 p.m. PDT (5 p.m. EDT). Listeners may access the conference call live over the Internet at the following locations: www.esterline.com and www.ccbn.com.

    About Esterline:

    Esterline Technologies Corporation is a specialized manufacturing company serving principally aerospace/defense and medical markets, and employing nearly 8,000 people around the world. Esterline management views the company's businesses in three segments related to its set of core competencies: Advanced Materials, Avionics & Controls, and Sensors & Systems.
    Operations within Advanced Materials focuses on process-related technologies, including high-performance elastomer products and other high-temperature resistant components used for a wide range of military and commercial aerospace purposes, and combustible ordnance and electronic warfare countermeasure products. The Avionics & Controls segment focuses on technology interface systems for commercial and military aircraft and similar devices for land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other high-end industrial applications. The Sensors & Systems segment produces power distribution equipment, high-precision temperature and pressure sensors, motion control components, and other related systems principally for aerospace and defense customers.

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline's or its industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline's actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline's public filings with the Securities and Exchange Commission.

    CONTACT: Esterline Technologies Corporation, Bellevue
             Brian D. Keogh, 425-453-9400